Exhibit 99.1

GLOBAL EAGLE ENTERTAINMENT REPORTS RECORD SECOND QUARTER 2015 FINANCIAL RESULTS

•	Q2 2015 revenue of $102.4 million and record Adjusted EBITDA* margin of 12%, or $12.2 million

•	Record Q2 2015 consolidated contribution margin of 36%, grew 12 percentage points year-over-year and 5 percentage points sequentially

•	Record Connectivity services revenue of $24.6 million grew 42% year-over-year and contribution margin of 41% grew by 18 percentage points year-over-year

•	Added 12 new Content Services customers since our last update, bringing year-to-date new Content Services wins to 20 airlines

•	Signed comprehensive agreement with flydubai encompassing connectivity, content, digital media and operations solutions, extending GEE's global footprint

•	Completed four acquisitions subsequent to Q2 2015 that strengthen GEE's core business and provide new opportunities for future growth

•	Positive cash flow from operations and operating income during Q2 2015; ended quarter with $282.5 million in cash

LOS ANGELES, CA, August 6, 2015 - Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle”, “GEE” or the “Company”), a worldwide provider of media content, connectivity systems and operations solutions to the travel industry, today reported financial results for the second quarter ended June 30, 2015.

Results for Q2 2015 reached record levels, as GEE posted revenue of $102.4 million and record Adjusted EBITDA* of $12.2 million. Adjusted EBITDA* grew 88% year-over-year due to continued growth in the Company's core businesses, the successful integration of past acquisitions, leverage in the Connectivity services model, and improved bandwidth pricing. Year-over-year revenue growth was driven by increases in the number of Content customers, higher Connectivity system usage, and greater digital media revenue, partially offset by lower equipment revenue. Excluding equipment revenue, which tends to be low-margin and volatile quarter to quarter, revenue grew by 11% year-over-year.

In recent weeks, GEE completed four M&A transactions. Two of these, Western Outdoor Interactive (WOI), and certain assets of RMG Networks, further strengthen the company's core content services and digital media businesses (link). The two most recent, Navaero and masFlight, will serve as building blocks of GEE's operations solutions capabilities (link).

“We are very pleased with the continued improvements in our financial performance over the past year. GEE continues to grow and we are driving margin improvements through the operating leverage inherent in our Connectivity business and the realization of promised acquisition synergies," commented Dave Davis, Chief Executive Officer of GEE. "Our Content business continues to perform very well and we have won contracts at twenty new airlines so far this year. Additionally, we added a key Connectivity, digital media and operations solutions customer to GEE with the win at flydubai. We expect to begin installs of our AIRCONNECT system on flydubai aircraft in the fourth quarter.”

“One of the strengths of our team is our ability to identify, acquire and integrate companies that will expand GEE’s market opportunities. With the addition of these companies, we have bolstered our highly profitable applications development and games businesses and added capabilities in sponsorship and advertising sales. Further, masflight and Navaero bring us key capabilities to acquire, store, and analyze aircraft operations information that will drive efficiencies and cost savings in the aviation industry,” continued Davis.

"We achieved key milestones in the second quarter, including record Content and Connectivity services revenue and Adjusted EBITDA. We also generated positive cash flow from operations and operating income for the first time since GEE’s inception," said Michael Zemetra, Chief Financial Officer. "Our ability to generate positive cash flow, realize significant synergies from past acquisitions, plus our strong balance sheet provide us with a solid foundation to continue making growth-orientated investments.”

Financial Results

The table below presents financial results for the three months ended June 30, 2015 and 2014.

Global Eagle Entertainment, Inc.

Financial Summary

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2015	2014
Revenue:
Content	$73.8	$71.5
Connectivity	28.6	26.6
Total Revenues	$102.4	$98.1
Adjusted EBITDA*	$12.2	$6.5
Net income	$13.0	$12.0
Earnings per share – basic	$0.17	$0.17
Loss per share – diluted	$(0.02)	$(0.13)

Capital expenditures for Q2 2015 totaled approximately $3.2 million. The Company had positive cash flow from operations during the quarter and finished with approximately $282.5 million in cash, $69.7 million in convertible debt, excluding $13.0 million in convertible debt classified as equity, and approximately $2.7 million in other debt.

Segment Results

Content segment revenue grew by $2.3 million, or 3%, to $73.8 million in Q2 2015 versus $71.5 million in Q2 2014, driven by growth across our content licensing business from airlines in the Middle East, Asia and the U.S., as well as maritime, offset by a decline in our content distribution business due to a stronger title slate in Q2 2014 versus Q2 2015. Content segment contribution margin improved to 35% in Q2 2015 versus 26% in Q2 2014 largely due to a higher mix of revenue from content under fixed cost arrangements and improved pricing, successful realization of synergies from prior acquisitions and lower amortization expense from content rights we acquired through the acquisition of Advanced Inflight Alliance AG ("AIA").

Connectivity segment revenue grew by $2.0 million, or 8%, to $28.6 million in Q2 2015 versus $26.6 million in Q2 2014, principally due to an overall increase in Connectivity services revenue of $7.3 million, offset by a decrease in Connectivity equipment revenue of $5.3 million. Connectivity services revenue grew 42% versus Q2 2014 and Connectivity services segment contribution margin improved to 41% in Q2 2015 versus 23% in Q2 2014, representing an 18 percentage point improvement in margin year-over-year, demonstrating the leverage in our operating model. The revenue growth and contribution margin expansion were driven by an increase in the number of connected planes, growth in digital media service offerings and improved satellite bandwidth costs. Connectivity equipment revenue declined by $5.3 million, or 57% to $4.0 million in Q2 2015 versus $9.3 million in Q2 2014, due to the timing of equipment shipments versus installations.

Recent Highlights

Key accomplishments since announcing first quarter 2015 results include the following:

•	Groundbreaking Agreement with flydubai to Deploy Fully-Integrated Inflight Entertainment and Connectivity (IFE&C) System. GEE will equip flydubai's current and future fleet of Next-Generation Boeing 737-800 aircraft with GEE's broadband AIRCONNECT satellite connectivity system. The deployment on flydubai will be the industry's first to provide a bundled solution of inflight connectivity, in-seat IFE content and a provision for operations data, all from a single provider.
•	Won 12 new airline customers for Content services since we announced Q1 2015 earnings, with expected annual revenue in excess of $13 million. So far in 2015, GEE has signed 20 new airline Content services contracts with expected annual revenue of approximately $20 million.
•	Subsequent to Q2 2015, completed four M&A transactions. Together, these deals strengthen and expand the scope of GEE's current offerings. Each of these acquisitions brings an outstanding list of airline and aerospace customers to GEE, expanding the number of users of our products or services. Combined, GEE spent just over $50 million in cash on these four acquisitions. In addition, there are contingent payments of approximately $25 million through 2019 that are dependent on future performance.
◦	WOI: With the acquisition of WOI, GEE has expanded its digital media development expertise and its already strong business providing apps and games to the inflight entertainment (IFE) market, while also gaining a strong team of developers based in Mumbai, India. WOI brings over 30 years of experience and deep relationships with leading airlines and aviation hardware providers to GEE, from which GEE expects to realize strong synergies.
◦	Operations Solutions: The acquisitions of both masFlight and NavAero provide high growth stepping stones for GEE’s entry into Operations Solutions. These acquisitions complement GEE’s existing connectivity solution and customer base, while at the same time providing a new, diversified source of future revenue to GEE.
▪	masFlight: masFlight is an early-stage software-as-a-service (SaaS) platform that provides big data analytics and business intelligence solutions focused on aviation operations. These products provide masflight’s blue-chip customer base, including major airlines and OEM’s, with solutions to reduce costs and improve operational efficiencies.
▪	NavAero: NavAero provides hardware systems for use in Electronic Flight Bag (EFB) tablets and computers, one of the fastest growing technologies in the airline industry. Its systems have the capability to take operations data directly from aircraft data buses. The data can subsequently be relayed in real-time through an aircraft’s connectivity system for use in GEE’s Operations Solutions applications, providing new opportunities for sales growth across the GEE platform.
◦	Certain assets from RMG Networks: This bolsters GEE's already strong presence for inflight advertising and sponsorship, including the addition of technology, personnel and customers.

•	GEE’s AIRCONNECT antenna system is now fully catalog offerable on new Boeing 737 airplanes. With inclusion in the catalog, airlines can now order new Boeing 737 airplanes with the option of including GEE’s AIRCONNECT Ku antenna and system in their aircraft prior to delivery.
•	Partners with UIEvolution to offer first fully integrated end-to-end solution to the maritime market. The strategic partnership offers a fully integrated end-to-end content delivery solution to cruise ship passengers.
•	Air China and Air France/Orange trials remain on track, The Air China trial is in the process of obtaining regulatory approval and the Air France/Orange trial is slated for installation in the late fall timeframe.
•	New Global Antenna AIRCONNECT continues to meet its milestones, including passing its preliminary design review and remains on track for launch in mid-2016.
•	Reduced Warrant Overhang by over two-thirds in the last year: In August, GEE successfully repurchased approximately 3.0 million public warrants in exchange for approximately 1.0 million common shares. In less than twelve months, GEE has reduced its public and sponsor warrant overhang from 22.8 million warrants to 7.1 million warrants today.

Full Year 2015 Guidance

The Company is updating its guidance for the fiscal year ending December 31, 2015 as follows:

•	Revenue in the range of $415-435 million (unchanged)
•	Adjusted EBITDA* in the range of $45-55 million (unchanged)
•	Capitalized expenditures in the range of $18-20 million; the increase is due to a direct purchase of satellite transponders that will reduce future operating costs (previously $10-13 million)
•	GEE has an installation backlog for its Ku-band AIRCONNECT system satellite connectivity system of 200-225 units (previously 175-200 units), representing approximately 2 years of installation activity.

Conference Call

Global Eagle will host a webcast to discuss its second quarter 2015 results on Thursday, August 6, 2015 at 5:00 p.m. EDT (2:00 p.m. PDT). The webcast will be available on the investor relations portion of the Company's Web site located at http://investors.geemedia.com/events.cfm. If you cannot listen to the webcast at its scheduled time, there will be a webcast replay archived on the Global Eagle website for 30 days.

About Global Eagle

Global Eagle Entertainment Inc. (Nasdaq: ENT) is a worldwide provider of media content, technology, and connectivity solutions to the travel industry. Through the industry’s most comprehensive product and services platform, Global Eagle Entertainment provides airlines with a wide range of in-flight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable IFE solutions, content management services, e-commerce solutions and original content development.  Serving over 200 airlines worldwide, Global Eagle Entertainment delivers exceptional quality and value to its customers to help them achieve their passenger experience objectives.  The company’s headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America.  Find out more at www.geemedia.com

Contact:

Kevin Trosian

Vice President, Corporate Development and Investor Relations

+1 310-740-8624

investor.relations@globaleagleent.com

pr@globaleagleent.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flow or liquidity. For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” at the end of this release.

Adjusted EBITDA is the primary measure used by our management and board of directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of our board of directors to establish the funding targets for and fund the annual bonus pool for our employees and executives. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as net income (loss) attributable to common stockholders before, when applicable, net income (loss) attributable to non-controlling interests, income tax expense (benefit), other (income) expense, depreciation and amortization, as further adjusted to eliminate the impact of, when applicable, stock-based compensation, acquisition and realignment costs, restructuring charges, F/X gain (loss) on intercompany loans and any gains or losses on certain asset sales or dispositions. Other income (expense), acquisition and realignment costs and restructuring charges include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with our expansion into China that did not generate associated revenue in 2014, (e) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, (f) impairment of a portion of certain receivables directly attributable to a customer undergoing economic hardships from trade sanctions imposed by the European Union and the United States on Russia, (g) changes in the fair value of our derivative financial instruments and (h) any restructuring charges in the period pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2015 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts, and we are unable to address the probable significance of the unavailable information.

Cautionary Note Concerning Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, Adjusted EBITDA, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: our ability to expand our domestic and international business, including our ability to grow our business with current and potential future airline partners and successfully partner with satellite service providers, including Hughes Network Systems and SES S.A.; our ability to grow through acquisitions, and the ability of our management to integrate acquisitions and manage growth profitably; our obligations under the convertible notes that we issued in February 2015, and our ability to successfully use the proceeds therefrom; our management’s ability to recognize changing trends in the systems, services and business model requirements of our current and potential future customers; our ability to sustain historic levels of revenue from our “TV Flies Free” offering on Southwest Airlines and our ability to replicate this model with other airlines; the ability of our content segment to provide unique content curation and delivery services attractive to non-theatrical customers, including the airlines and studios; the outcome of any legal proceedings pending or that may be instituted against us; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the content delivery space, including wireless content delivery, and the satellite connectivity space, including Ku-HTS and other competing satellite technologies, system developments and deployments; our ability to deliver end-to-end connectivity network performance sufficient to meet the increasing demands of our airline customers and their passengers; our ability to generate sufficient service revenues to recover costs associated with equipment subsidies and other start-up expenses that we may incur in connection with sales of our connectivity solution; our ability to obtain and maintain regulatory and international authorizations to operate our connectivity service over the airspace of foreign jurisdictions our customers utilize; our ability to timely and cost-effectively identify and license television, audio and media content that airlines and/or passengers demand and will purchase; general economic and technological circumstances in the satellite transponder market, including access to transponder capacity in limited regions and successful launch of replacement transponder capacity where and when applicable; our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems and next generation in-flight entertainment systems; the loss of, or failure to realize benefits from, agreements with our airline partners; the loss of relationships with original equipment manufacturers or dealers; unfavorable economic conditions in the airline industry and economy as a whole, and in particular arising from sanctions against Russia and the instability in the Middle East; the reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; the effects of service interruptions or delays, technology failures, material defects or errors in our software or hardware, damage to our network resources, disruption of our content delivery systems or geopolitical restrictions; the limited operating history of our connectivity and in-flight television and media products; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims and costs associated with other legal matters; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international expansion plans, including managing rapid changes in available competitive technologies and product development of such technologies; fluctuation in our operating results; the demand for in-flight broadband Internet access services and market acceptance for our products and services; and other risks and uncertainties set forth in this release and in our most recent Annual Report on Form 10-K.

Financial Information

The table below presents financial results for the three and six months ended June 30, 2015 and 2014.

Global Eagle Entertainment Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$102,376	$98,145	$202,681	$184,113
Operating expenses:
Cost of sales	66,083	74,608	135,509	139,724
Sales and marketing	4,964	3,322	8,239	6,161
Product development	6,451	4,465	13,681	8,387
General and administrative	18,326	17,143	36,445	34,209
Restructuring charges	—	—	302	—
Amortization of intangible assets	6,005	6,146	11,988	12,564
Total operating expenses	101,829	105,684	206,164	201,045
Income (loss) from operations	547	(7,539)	(3,483)	(16,932)
Other income (expense), net:
Interest (expense) income, net	(583)	42	(828)	(119)
Change in fair value of financial instruments	14,789	21,326	15,743	5,808
Other expense, net	(443)	(990)	(1,239)	(812)
Income (loss) before income taxes	14,310	12,839	10,193	(12,055)
Income tax expense	1,323	843	637	2,098
Net income (loss)	12,987	11,996	9,556	(14,153)
Net income attributable to non-controlling interests	—	—	—	194
Net income (loss) attributable to common stockholders	$12,987	$11,996	$9,556	$(14,347)
Net income (loss) per share
Basic	$0.17	$0.17	$0.12	$(0.20)
Diluted	$(0.02)	$(0.13)	$(0.08)	$(0.27)

Weighted average common shares - basic	77,111	71,988	76,993	71,983
Weighted average common shares - diluted	78,518	72,468	78,623	74,925

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$282,452	$197,648
Accounts receivable, net	87,878	85,517
Content library, net	8,793	9,570
Inventories	17,546	13,626
Prepaid and other current assets	19,856	23,549
Property, plant and equipment, net	25,668	23,651
Goodwill	52,861	53,014
Intangible assets	100,527	112,904
Other non-current assets	15,171	14,116
Total assets	$610,752	$533,595
Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$99,477	$99,328
Deferred revenue	19,887	20,149
Derivative warrant liabilities	36,871	52,671
Notes payable and accrued interest	72,372	3,015
Deferred tax liabilities	11,622	23,410
Other liabilities	26,127	22,393
Total liabilities	266,356	220,966

Stockholders’ Equity:
Common stock, treasury stock and additional paid-in capital	636,872	614,459
Subscriptions receivable	(516)	(503)
Accumulated deficit	(291,775)	(301,331)
Accumulated other comprehensive (loss) income	(185)	4
Total stockholders’ equity	344,396	312,629
Total Liabilities and Stockholders’ Equity	$610,752	$533,595

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Net income (loss) attributable to common stockholders	$12,987	$11,996	$9,556	$(14,347)
Net income attributable to non-controlling interests	—	—	—	194
Income tax expense	1,323	843	637	2,098
Other (income) expense (1)	(13,764)	(20,278)	(13,677)	(4,402)
Depreciation and amortization	8,180	8,293	16,345	17,688
Stock-based compensation	1,552	1,973	4,102	4,589
Acquisition and realignment costs (2)	1,965	3,629	3,141	5,712
Restructuring charges (3)	—	—	302	—
Adjusted EBITDA	$12,243	$6,456	$20,406	$11,532

(1)	Other expense principally includes the change in fair value of our derivative financial instruments of approximately $15.7 million for the first half of 2015 and $5.8 million for the first half of 2014, interest expense associated with our debt, and certain non-recurring expenses through the third quarter of 2014 associated with our expansion into China that did not generate associated revenue in 2014. Management does not consider these costs to be indicative of our core operating results.
(2)	Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities and (d) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date. Management does not consider these costs to be indicative of our core operating results.
(3)	Includes restructuring expenses pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

Global Eagle Entertainment Inc.

Revenue, Contribution Margin, and Adjusted EBITDA (1)

(In Millions)

(Unaudited)

	Q2'15	Q2 '14	% Change
Revenue
Connectivity:
Licensing and Services (3)	$24.6	$17.3	42%
Equipment (2)	4.0	9.3	(57)%
Total Connectivity Revenue	28.6	26.6	8%
Content:
Licensing and Services (4), (5)	73.8	71.5	3%
Total Content Revenue	73.8	71.5	3%
Total Revenue	$102.4	$98.1	4%

Cost of Sales
Connectivity	18.0	21.9	(18)%
Content	48.0	52.7	(9)%
Total Cost of Sales	66.0	74.6	(12)%

Contribution Profit
Connectivity	10.6	4.7	126%
Content	25.8	18.8	37%
Total Contribution Profit	36.4	23.5	55%
Contribution Margin (%)
Connectivity	37%	18%
Content	35%	26%
Total Contribution Margin	36%	8,163,000	24%
Adjusted EBITDA*	$12.2	$6.5	88%

(1)	Reflects 100% of AIA's results; GEE owned approximately 94% and 100% of AIA's outstanding shares as of December 31, 2013 and 2014, respectively.
(2)	Represents sales of satellite based connectivity equipment.
(3)	Represents Wi-Fi, TV, VOD, music, shopping and travel-related revenue sold through our Connectivity platform.
(4)	Represents revenue principally generated through the sale or license of media content, video and music programming, applications, and video games to customers.
(5)	Content services revenue includes various services generally billed on a time and materials basis such as encoding and editing of media content.

Global Eagle Entertainment Inc.

Segment Revenue and Contribution Profit

(In thousands)

(Unaudited)

Segment revenue, expenses and contribution profit for the three and six month periods ended June 30, 2015 and 2014 derived from the Company's Connectivity and Content segments were as follows:

	Three Months Ended June 30,
	2015			2014
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:

Licensing and Services	$73,814	$24,563	$98,377	$71,363	$17,308	$88,671
Equipment	—	3,999	3,999	177	9,297	9,474
Total Revenue	73,814	28,562	102,376	71,540	26,605	98,145
Operating Expenses:
Cost of Sales

Licensing and Services	48,047	14,378	62,425	52,737	13,294	66,031
Equipment	—	3,658	3,658	—	8,577	8,577
Total Cost of Sales	48,047	18,036	66,083	52,737	21,871	74,608
Contribution Profit	25,767	10,526	36,293	18,803	4,734	23,537
Other Operating Expenses			35,746			31,076
Income (Loss) from Operations			$547			$(7,539)

	Six Months Ended June 30,
	2015			2014
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:

Licensing and Services	$145,463	$46,764	$192,227	$134,755	$33,802	$168,557
Equipment	—	10,454	10,454	376	15,180	15,556
Total Revenue	145,463	57,218	202,681	135,131	48,982	184,113
Operating Expenses:
Cost of Sales

Licensing and Services	98,049	28,076	126,125	98,880	27,015	125,895
Equipment	—	9,384	9,384	—	13,829	13,829
Total Cost of Sales	98,049	37,460	135,509	98,880	40,844	139,724
Contribution Profit	47,414	19,758	67,172	36,251	8,138	44,389
Other Operating Expenses			70,655			61,321
Loss from Operations			$(3,483)			$(16,932)